Exhibit 15.1

                 [Letterhead of Ellenoff Grossman & Schole LLP]

February __, 2004

Bioral Nutrient Delivery, LLC
5310 Cypress Center Drive, #101
Tampa, FL 33609

Ladies and Gentlemen:

     You have asked for our opinion regarding certain federal income tax issues applicable to stockholders of Bio Delivery Sciences International, Inc. ("BDSI") who receive Class B Membership Shares (the "Shares") of Bioral Nutrient Delivery, LLC. ("BND") in a distribution of Shares by BDSI (the "Distribution"). This discussion does not deal with all income tax considerations that may be relevant to specific holders of the Shares in light of their particular circumstances. Furthermore, no state, local or foreign tax considerations are addressed. Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Registration Statement (defined below).

     We have participated in the preparation of the registration statement on Form SB-1 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), originally filed with the Securities and Exchange Commission (the "Commission") on February 12, 2004, which Registration Statement covers the Distribution.

     In rendering the opinions set forth herein, we have examined originals or copies of (1) the Certificate of Formation of BND as filed with the Delaware Secretary of State on January 8, 2003, as amended (2) the Amended and Restated Limited Liability Company Operating Agreement of BND (the "Operating Agreement"), (3) the Registration Statement and its enclosures, including the prospectus contained therein (the "Prospectus"), and (4) such other instruments and documents as we deemed necessary as a basis for the opinions set forth herein, and we have assumed the accuracy of the facts set forth in the Registration Statement. In such examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. We have also relied, with your consent and without independent investigation, on your representations that:

     (a) BND will be operated in accordance with the provisions of the Delaware Limited Liability Company Act and with the Operating Agreement.

     (b) The Operating Agreement will remain in substantially its current form, and will not be further amended in any material respect.



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                                                   Bioral Nutrient Delivery, LLC
                                                               February __, 2004
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     (c) The Distribution will occur in the manner set forth in the Registration
Statement and the Prospectus.

     (d) The activities and operations of BND will be conducted in the manner described in the Registration Statement and the Prospectus.

     (e) As indicated in the Registration Statement and the Prospectus, the Shares shall not be traded on an established securities market, nor will they be readily tradable on a secondary market or the substantial equivalent thereof.

     (e) BDSI, as managing member of BND, will not make any filing with the Internal Revenue Service (including Form 8832) whereby an election is made to cause the BND to be treated as a corporation for federal income tax purposes.

     We express no opinions except as set forth below and our opinions are based upon the facts as set forth in the Registration Statement and the Prospectus. Accordingly, we express no opinion as to tax matters that may arise if, for example, the facts are not as set forth in the Registration Statement, if the Operating Agreement is not followed according to its terms or if the representations made by you are not correct. Without having undertaken any inquiry, we are not aware, however, of any facts inconsistent with the representations set forth above.

     In addition to being based on certain representations by you as set forth above, our opinions are based on the current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury Regulations promulgated thereunder, rulings, procedures, and other pronouncements published by the IRS and judicial decisions. Such laws, regulations, rulings, pronouncements and case law are subject to change (possibly with retroactive effect) and reinterpretation at any time, and such change may adversely affect the continuing validity of the opinions set forth below.

     Subject to the limitations and qualifications described herein, we are of the opinion that:

     1. Assuming an election to the contrary is not made, BND will be classified as a partnership for federal income tax purposes and not as an association taxable as a corporation. Additionally, assuming that the Shares: (i) are not traded on an established securities market, or (ii) are readily tradable on a secondary market or the substantial equivalent thereof, BND will not be treated as a publicly-traded partnership under Section 7704 of the Code.

     2. The receipt by U.S. Holders of Shares in the Distribution will constitute a taxable distribution for federal income tax purposes, subject to taxation under the rules of Section 301 of the Code. Under those rules, distributions are treated: (i) first as dividends to the extent of BDSI's current or accumulated earnings and profits, as determined under U.S. federal income tax rules; (ii) then as a tax-free return of capital, to the extent of BDSI's stockholder's basis in its shares of BDSI; and (iii) thereafter, as gain from the sale or exchange of property. The amount of the distribution will be the fair market value of the Shares on the date of the Distribution (the "Distribution Date").



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                                                   Bioral Nutrient Delivery, LLC
                                                               February __, 2004
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     3. Each U.S. Holder that receives Shares in the Distribution will reduce such holder's adjusted tax basis in its BDSI common stock (but not below zero) to the extent that the Distribution is treated as a return of capital. To the extent that the distribution is treated as a return of capital, any excess of the fair market value of the Shares received over the sum of a holder's adjusted tax basis in its BDSI common stock will be treated as gain from the sale or exchange of property. Such gain generally will be capital gain and generally will be long-term capital gain if such U.S. Holder's holding period for its BDSI common stock was more than one year at the time of the Distribution.

     4. Each U.S. Holder will have a tax basis in the Shares received equal to their fair market value on the Distribution Date, and such U.S. Holder's holding period for the Shares will begin on the day following the Distribution Date.

     5. Following the Distribution, each U.S. Holder of Shares will be required to report on its Federal income tax return its allocable share of BND's income, gain, loss, and deduction.

     6. The activities of BND are generally expected to give rise to passive activity income or loss. Accordingly, certain U.S. Holder's ability to reduce their income for Federal income tax purposes by the U.S. Holder's share of BND's losses and deductions may be limited by the passive activity loss rules set forth in Section 469 of the Code and the Treasury Regulations issued thereunder.

     We have reviewed the discussion set forth in the Prospectus under the headings "RISK FACTORS," "FEDERAL TAX ASPECTS." To the extent such discussion contains statements or conclusions of law, we are of the opinion that, subject to the qualifications contained in such discussion relating to issues as to which we decline to opine and the reasons therefor, such statements and conclusions are correct in all material respects.

     We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. We also consent to the use of our name in the Prospectus under the captions "Federal Tax Aspects" and "Legal Matters." In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     The foregoing opinions are limited to the federal income tax matters addressed herein, and no other opinions are rendered with respect to other federal tax matters or to any issues arising under the tax laws of any state, locality, or foreign country. We undertake no obligation to update the opinions expressed herein after the date of this letter.


                                                Very truly yours,


                                                ELLENOFF GROSSMAN & SCHOLE LLP